Exhibit 3.974

[ILLEGIBLE]
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782 6961
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A’s check or money order, payable to “Secretary of State.”
ARTICLES OF INCORPORATION
FILED PAID
JUN 03 1991      JUN [ILLEGIBLE] 1991
GEORGE H. RYAN
SECRETARY OF STATE
SUBMIT IN DUPLICATE!
This space for use by
Secretary of State

Date 6-3-91

Franchise Tax	$25
Filing Fee	$75
Approved: ID	100

1.	CORPORATE NAME: TRI-STATE RECYCLING SERVICES, INC.

(The corporate name must contain the word “corporation”, “company,” “incorporated.” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	FRANK	M.	WARD

		First Name	Middle Initial	Last name
	Initial Registered Office:	2401 SOUTH LAFLIN

		Number	Street	Suite #
		CHICAGO	60608	COOK

		City	Zip Code	County
3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.)
THE TRANSACTION OF ANY OR ALL LAWFUL PURPOSES FOR WHICH CORPORATIONS
MAY BE INCORPORATED UNDER THE ILLINOIS BUSINESS CORPORATION ACT OF 1983.
4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received

	Par Value	Number of Shares	Number of Shares		Consideration to be
Class	per Share	Authorized	Proposed to be Issued		Received Therefor

COMMON	$NO PAR	1,000	100		$1,000

				Total	$1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size)
(over)

[ILLEGIBLE]
(a)	Number of directors constituting the initial board of directors of the corporation:

(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address

6. OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

	(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

	(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$

	(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:	OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing: Articles of Incorporation are true.
Dated May 13, 1991

Signature and Name

1.	/s/ Frank M. Ward

Signature

FRANK M. WARD

(Type or Print Name)

2.

Signature

(Type or Print Name)

3.

Signature

(Type or Print Name)

Address
1.	2401 SOUTH LAFLIN

Street

	CHICAGO	ILLINOIS	60608

	City/Town	State	Zip Code

2.

Street

	City/Town	State	Zip Code

3.

Street

	City/Town	State	Zip Code

(Signatures must be in on original document Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him, and attested by its Secretary or Assistant Secretary.
FEE SCHEDULE
•	The initial franchise tax is assessed at the rate 15/100 of 1 percent ($1.50 per $1,000) on the paid in capital represented in this state, with a minimum of $25 and a maximum of $1,000,000.

•	The filing fee is $75

•	The minimum total due (franchise tax filing fee) is $100.

(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State	Springfield, IL 62756
Department of Business Services	Telephone (217) 782 6961